Calculation of Filing Fee Tables
S-8
Precipio, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Precipio, Inc. Amended and Restated 2017 Stock Option and Incentive Plan Common stock, $0.01 par value per share	457(a)	89,045	$ 24.55	$ 2,186,054.75	0.0001381	$ 301.89
Total Offering Amounts:						$ 2,186,054.75		$ 301.89
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 301.89
Offering Note
[1]	Note 1.a Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock. Note 1.b Represents 89,045 shares of Common Stock that were automatically added to the Plan, effective January 1, 2026. Other shares of Common Stock available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on January 16, 2025 (File No. 333-284316), March 29, 2024 (File No. 333-278385), March 30, 2023 (File No. 333-271002), February 1, 2018 (File No. 333-222819) and November 29, 2017 (File No. 333-221804). Note 1.c Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant's Common Stock, as quoted on The Nasdaq Capital Market, on January 23, 2026

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A